UNITED STATES
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HEALTHCARE REALTY TRUST INCORPORATED

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May 3, 2006
Dear Healthcare Realty Trust Shareholder:
     The Board of Directors requests your vote in favor of the 2007 Employees Stock Incentive Plan (the “2007 Plan”), which is Proposal No. 2 in the 2007 proxy statement mailed to shareholders on April 4, 2007. The 2007 Plan will allow HR’s independent compensation committee to grant performance-based awards of restricted stock and restricted stock units to HR employees.
     Yesterday, ISS recommended a vote against the 2007 Plan. ISS’s recommendation is based on a flawed formula which counts restricted shares that were issued to HR employees under prior incentive plans as having potential dilutive effect under the proposed plan. The restricted but unvested shares that were issued under previous incentive plans are already factored into HR’s fully diluted shares outstanding and have no potentially dilutive effect under the 2007 Plan.
     Consider the following facts:
•	Glass Lewis & Co. recommends that HR shareholders vote in favor of the 2007 Plan. Glass Lewis notes in its report: “Given past issuing patterns, we calculate that the Company will issue approximately 36,386 shares under the plan on an annual basis over the next several years. . . . Our analysis here indicates that [HR] uses a reasonable amount of equity in its various programs.”

•	The 2007 Plan reserves a fixed number of shares equal to 5% of fully diluted outstanding stock for issuance, which is equal to ISS’s 5% “company-specific allowable cap” for HR.

•	ISS assumes all shares reserved for issuance under the 2007 Plan will be issued. However, ISS’s own analysis reveals that the highest number of restricted shares awarded in any of the last three years was 46,928.

•	ISS’s own analysis reveals that HR’s three-year average burn rate is 0.30%, well below the industry burn rate of 2.23% and ISS’s de minimis threshold of 2%.

•	Restricted shares issued under HR’s predecessor plans are factored into HR’s fully diluted share base and have no potentially dilutive effect under the 2007 Plan, contrary to ISS’s erroneous assumption.
     ISS’s recommendation against the 2007 Plan is illogical, especially given its own analysis of HR’s conservative history of equity grants. The 2007 Plan does not reflect a shift in HR’s historically conservative use of equity incentives to reward performance.
     The Board of Directors urges your vote in favor of the 2007 Plan. In the event that you have already voted against the 2007 Plan, we encourage you to change your vote, which you may change at any time prior to the Annual Meeting on May 15, 2007. If you have additional questions or concerns, please contact John Bryant, S.V.P. and General Counsel, at (615) 269-8175.
Sincerely,
 David R. Emery,
Chairman & CEO